UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2013

Date of Report (Date of earliest event reported)

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street

New York, NY 10019

(Address of principal executive offices) (Zip Code)

212-515-3450

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2013, Ashok Bakhru, a member of the Board of Directors (the “Board”) of Apollo Investment Corporation (the “Company”) and the chairman of the Board’s Audit Committee, tendered a letter of resignation from the Board effective as of June 7, 2013, which was accepted by the Board. There was no disagreement between Mr. Bakhru and the Company on any matter relating to the Company’s operations, policies or practices.

On June 7, 2013, the Board of the Company elected R. Rudolph Reinfrank to the Board, effective as of June 14, 2013, to serve as a Class II to fill the vacancy created by the resignation of Mr. Bakhru, and elected Mr. Reinfrank to serve as chairman of the Board’s Audit Committee, effective as of June 14, 2013. The Company is aware of no arrangement or understanding between Mr. Reinfrank and any other person pursuant to which he was appointed as a director. Mr. Reinfrank has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO INVESTMENT CORPORATION

Date: June 7, 2013	By:	/s/ Joseph D. Glatt
	Name:	Joseph D. Glatt
	Title:	Secretary